Exhibit 99.1

Crescent Energy Reports Pro Forma Financial and Operational Results for the Nine Month Period Ended

September 30, 2021 Related to the Combination of Independence and Contango

Results Demonstrate Continued Strong Execution of Cash Flow Focused Investment Strategy

Crescent Remains Well-Positioned for Long-Term Value Creation Through Cycles

Houston, Texas, December 21, 2021 – Crescent Energy Company (“Crescent” or the “Company”) (NYSE: CRGY) today announced pro forma financial and operational results for the nine-month period ended September 30, 2021 (the “Year to Date Period”) related to the business combination between Independence Energy LLC (“Independence”) and Contango Oil & Gas Company (“Contango”).

Highlights and Recent Developments

•	Formed Crescent Energy on December 7, 2021 with the successful completion of the merger between Independence and Contango; stock is now trading on the NYSE under ticker symbol “CRGY”

•	Delivered strong pro forma financial results underpinned by predictable, low-decline PDP Base

•	Implemented a disciplined capex program focused on risk-adjusted returns

•	Reduced risk via balance sheet strength and a consistent commodity hedging program

•	Executed on its consolidation strategy, closing three acquisitions in 2H’21 including Contango

•	Financial Highlights for the Year to Date and Annualized Period:

	9 Months Ended 9/30/21	Annualized
Production	115 MBoe/d
% Liquids	57%
% Hedged (Predecessor Only)	81%
Total Revenues (GAAP)	$1,254 MM	$1,672 MM
Net Loss (GAAP)[1]	$(678) MM	NM
Adj. EBITDAX (non-GAAP)[2]	$467 MM	$623 MM
Levered Free Cash Flow (non-GAAP) [2]	$286 MM	$381 MM
Unhedged Adj. EBITDAX (non-GAAP)[2]	$674 MM	$899 MM
Net Debt	$830 MM
Net Debt / Annualized Adj. EBITDAX	1.3x
Net Debt / Ann. Unhedged Adj. EBITDAX	0.9x

[1]

Includes $592 million of unrealized derivative losses and $199 million of expense related to an early settlement of certain outstanding derivative oil commodity contracts for open positions associated with calendar years 2022 and 2023. Subsequent to the settlement, the Company entered into new commodity derivative contracts at prevailing market prices.

[2]

Adjusted EBITDAX, Unhedged Adjusted EBITDAX, Annualized Adjusted EBITDAX, Annualized Unhedged Adjusted EBITDAX, Levered Free Cash Flow and Annualized Levered Free Cash Flow are non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Measures” for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Note that the Year to Date Period does not reflect Adjusted EBITDAX and Unhedged Adjusted EBITDAX generated by certain recent acquisitions.

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

•	2022 Outlook:

•	Targets quarterly dividends of approximately 10% of Adjusted EBITDAX[3] and intends to pay a dividend in the first quarter of 2022, based on fourth quarter 2021 Adjusted EBITDAX

•	Low decline asset base with 15% estimated 2022 proved developed producing (PDP) decline rate

•	Modest capital requirements with 45% average historical re-investment rate[4] since 2014

•	Plans to release 2022 annual guidance early in the first quarter of 2022

David Rockecharlie, CEO, commented: “We are pleased with what we have accomplished in 2021. Our talented organization continued to execute our disciplined, cash flow-based strategy. The team delivered strong operational performance while closing several valuable acquisitions throughout the year, culminating in the completion of our merger with Contango. The combined business generates significant cash flow, supported by our robust hedge book and low leverage. Given the strength of our underlying base business, we expect to lead industry consolidation by generating superior risk-adjusted returns for our shareholders.”

A summary of certain pro forma financial statements related to the business combination between Independence and Contango are provided in this release. Please refer to the Current Report on Form 8-K/A filed on December 17, 2021, which can be found at the SEC’s website at www.sec.gov, for additional details and information regarding the historical financial results of Independence and Contango and the assumptions made in preparing the pro forma financial statements derived therefrom that are summarized herein.

Generated Impressive Results on a Pro Forma Basis

Total pro forma production averaged 115 thousand barrels of oil equivalent per day (“MBoe/d”) for the Year to Date Period, with pro forma liquids production totaling 66 thousand barrels per day, or 57% of total production.

Pro forma total revenues and net loss for the Year to Date Period totaled $1.3 billion and $678 million, respectively. The net loss was impacted by a significant change in the market value of the Company’s commodity derivatives associated with the rise in oil and gas prices throughout 2021, including $592 million of unrealized derivative losses and $199 million of expense related to an early settlement of certain outstanding derivative oil commodity contracts for open positions associated with calendar years 2022 and 2023. Subsequent to the settlement, the Company entered into new commodity derivative contracts at prevailing market prices.

Pro forma Adjusted Unhedged EBITDAX and pro forma Adjusted EBITDAX for the Year to Date Period totaled $674 million and $467 million, respectively. Pro forma levered free cash flow for the Year to Date Period totaled $286 million with pro forma capital expenditures related to drilling and completion activity of $136 million (brought online 68 gross (16 net) working interest wells in the DJ, Eagle Ford and Permian basins).

[3]	Subject to approval by its Board of Directors (the “Board”).
[4]	Represents non-acquisition capex spend as a percentage of historical Adjusted EBITDAX since 2014 for Independence, Crescent’s predecessor.

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Strong Financial Position on a Pro Forma Combined Basis

As of September 30, 2021, the Company had principal amount of indebtedness of $897 million on a pro forma combined basis, which consisted of $500 million of senior unsecured notes and $397 million of outstanding borrowings on its reserve based lending credit facility (“Crescent Credit Facility”). Crescent ended the quarter with a net debt to Annualized Adjusted EBITDAX ratio of 1.3x and a net debt to Annualized Unhedged Adjusted EBITDAX ratio of 0.9x, on a pro forma combined basis.

Upon the closing of the merger with Contango, the Company’s borrowing base increased to $1.3 billion with an elected commitment of $700 million. Based on the elected commitment for the merged company, total liquidity as of September 30, 2021 on a pro forma combined basis was $349 million, including outstanding letters of credit of $21 million and cash and cash equivalents of $67 million. Subsequent to September 30, 2021, Crescent closed on a $71 million acquisition of producing assets and funded the purchase with borrowings under the Crescent Credit Facility and cash on hand.

Pro Forma Capitalization as of September 30, 2021 (in millions)
Cash & Cash Equivalents	$67
Borrowings Under Crescent Credit Facility	$397
7.25% Senior Notes	500

Total Principal Debt Outstanding	$897
Net Debt	830
Liquidity:
Elected Commitment Under Crescent Credit Facility	$700
Less: Borrowings Under Crescent Credit Facility	(397)
Plus: Cash & Cash Equivalents	67
Less: Letters of Credit	(21)

Total Liquidity	$349
Leverage:
Net Debt / Annualized Adj. EBITDAX ($623 MM)	1.3x
Net Debt / Annualized Unhedged Adj. EBITDAX ($899 MM)	0.9x
Total Class A and Class B Shares Outstanding (MM)	170.6

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Acquisitions and Divestitures

On December 7, 2021, Crescent announced the successful completion of the combination of Independence and Contango, creating a premier, diversified and well-capitalized U.S. energy company focused on consolidation. Crescent’s Class A common stock started trading on the New York Stock Exchange under the ticker symbol “CRGY” at the open of trading on December 8, 2021. As previously announced, each eligible share of Contango common stock issued and outstanding immediately prior to the effective time of the transaction was exchanged for 0.2000 shares of Crescent Class A common stock.

Crescent closed three transactions in the second half of 2021, including two asset acquisitions (for approximately $140 million of aggregate consideration) and the merger with Contango.

Transaction	Closing	Asset	Market Theme
Gas-Weighted PDP Asset	Q3 2021	Rockies	Large-Cap Divestiture
High-Margin Conventional Asset	Q4 2021	Rockies and Permian	Private Company Seeking Liquidity
Contango Oil and Gas	Q4 2021	Rockies, Permian and Mid-Continent	Strategic M&A

Dividend Policy

Crescent targets quarterly dividends of approximately 10% of Adjusted EBITDAX, subject to approval by the Board. The Company intends to pay a dividend in the first quarter of 2022, based on fourth quarter 2021 Adjusted EBITDAX.

2022 Guidance

The Company plans to release its 2022 outlook early in the first quarter 2022.

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Risk Management - Pro Forma Commodity Hedging5

The following table details the Company’s open commodity derivative contracts as of December 1, 2021 on a pro forma combined basis. Crescent actively hedges oil, gas, NGLs, basis and calendar month average roll exposure to protect cash flow and maintain prudent leverage.

	Crude Oil		Natural Gas		NGLs
	Hedged Volume (MBbl)	Weighted Average Price ($ / Bbl)	Hedged Volume (MMcf)	Weighted Average Price ($ / MMBtu)	Hedged Volume (MBbl)	Weighted Average Price ($ / Bbl)
Q4 2021	3,082	$53.56	23,135	$2.88	969	$17.80
Q1 2022	2,985	$61.45	22,534	$2.79	914	$17.20
Q2 2022	2,789	$60.98	21,690	$2.77	873	$17.13
Q3 2022	2,645	$59.53	20,634	$2.76	610	$29.87
Q4 2022	2,545	$59.58	20,180	$2.78	587	$29.74
Q1 2023	2,378	$57.55	18,289	$2.60
Q2 2023	2,088	$58.37	15,914	$2.55
Q3 2023	1,870	$58.35	11,931	$2.49
Q4 2023	1,818	$58.33	11,145	$2.49
Q1 2024	1,387	$55.21	2,394	$3.57
Q2 2024	1,269	$59.32	2,390	$3.00
Q3 2024	451	$60.98	2,412	$3.03
Q4 2024	58	$57.75	2,408	$3.25

About Crescent Energy

Crescent Energy is a diversified, well capitalized, U.S. independent energy company with a portfolio of assets in key proven basins across the lower 48 states. Our core leadership team is a group of experienced investment, financial and industry professionals who continue to execute on the strategy we have employed since 2011. The Company’s mission is to invest in energy assets and deliver better returns, operations and stewardship. For additional information, please visit www.crescentenergyco.com.

[5]

As of 12/1/21; includes all Q4 2021 hedges including those that were previously settled. Included in the figures above are minor Henry Hub and WTI collar positions. Henry Hub collar positions have with a weighted average floor price in Q4 2021, Q1 2022, Q1 2023 and 2024 of $3.00 / MMBtu, $3.00 / MMBtu, $2.63 / MMBtu and $3.00 / MMBtu, respectively and a weighted average ceiling price for the same periods of $3.41 / MMBtu, $3.41 / MMBtu, $3.01 / MMBtu and $3.87 / MMbtu, respectively. WTI collar positions have a weighted average floor price in Q4 2021 of $52.00 / Bbl and a weighted average ceiling price for the same period of $58.80 / Bbl. Weighted average price for minor collar positions calculated off December 1, 2021 strip.

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts, and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined financial information of Crescent (the “selected pro forma information”) is based on the historical financial statements of Independence, as its predecessor. Under the acquisition method of accounting, Contango’s assets acquired and liabilities assumed by Crescent will be recorded at their fair values measured as of the acquisition date. The excess, if any, of the purchase price over the estimated fair values of Contango’s assets acquired and liabilities assumed will be recorded as goodwill.

The selected pro forma information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial statements of Crescent included in the Current Report on Form 8-K/A filed on December 17, 2021, which can be found at the SEC’s website at www.sec.gov and the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements of Independence and Contango and the accompanying notes thereto, each of which were also included on such Current Report on Form 8-K/A, adjusted to give effect to the transactions discussed therein (the “Pro Forma Transactions”).

The selected pro forma information has been presented for informational purposes only and is not necessarily indicative of what Crescent’s actual financial position or results of operations would have been had the Pro Forma Transactions been completed as of the dates indicated. In addition, the selected pro forma information does not purport to project the future financial position or operating results of the post-combination business. The following table presents Crescent’s selected unaudited pro forma financial and operating data for the periods indicated:

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Crescent Pro Forma Combined Income Statement

(in thousands, except per share data)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
REVENUES:
Oil and condensate sales	$776,456	$672,610
Natural gas sales	284,247	208,288
Natural gas liquids sales	156,891	103,888
Midstream and other	36,501	49,805

Total revenues	1,254,095	1,034,591
EXPENSES:
Operating expense	530,735	671,625
Depreciation, depletion and amortization	300,285	556,644
Impairment and abandonment of oil and natural gas properties	712	657,925
Exploration expense	1,288	17,032
Midstream operating expense	8,716	9,092
General and administrative expense	95,486	145,089
Gain on sale of assets	(9,879)	(3,849)

Total expenses	927,343	2,053,558

OTHER INCOME (EXPENSE):
Interest expense	(47,270)	(63,347)
Gain (loss) on derivatives	(1,004,580)	238,905
Gain (loss) from investment in affiliates, net of income taxes	(1,897)	27
Gain on extinguishment of debt	3,369	—
Other income	3,655	1,769

Total other income (expense)	(1,046,723)	177,354

NET LOSS BEFORE INCOME TAXES	(719,971)	(841,613)
Income tax benefit	41,859	42,183

NET LOSS	(678,112)	(799,430)

Less: Net (income) loss attributable to noncontrolling interests	531,361	619,613

NET LOSS ATTRIBUTABLE TO COMPANY	$(146,751)	$(179,817)

NET LOSS PER SHARE:
Class A - basic and diluted	$(3.40)	$(4.17)
Class B - basic and diluted	$—	$—
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Class A - basic and diluted	43,099	43,099
Class B - basic and diluted	127,536	127,536

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Crescent Pro Forma Combined Balance Sheet

(in thousands, except share data)	As of September 30, 2021
CURRENT ASSETS:
Cash and cash equivalents	$66,625
Accounts receivable, net	273,717
Accounts receivable - affiliates	5,423
Drilling advances	6,212
Prepaid and other assets	15,055

Total current assets	367,032
PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties, successful efforts method of accounting:
Proved properties	5,977,005
Unproved properties	313,259
Other property & equipment	136,968
Accumulated depreciation, depletion, amortization and impairment	(1,863,981)

Total property, plant and equipment, net	4,563,251
OTHER NON-CURRENT ASSETS:
Investments in affiliates	4,896
Goodwill	106,523
Right-of-use lease assets	3,673
Other assets	23,152

Total other non-current assets	138,244

TOTAL ASSETS	$5,068,527

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$359,265
Accounts payable - affiliates	3,942
Derivative liabilities - current	417,255
Current asset retirement obligations	5,193
Other current liabilities	3,726

Total current liabilities	789,381
NON-CURRENT LIABILITIES:
Long-term debt	883,531
Derivative liabilities - noncurrent	168,068
Asset retirement obligations	232,565
Lease liabilities	3,673
Deferred tax liabilities	145,812
Other liabilities	27,798

Total non-current liabilities	1,461,447

TOTAL LIABILITIES	2,250,828

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

(in thousands, except share data)	As of September 30, 2021
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	2,204,773
SHAREHOLDERS’ EQUITY:
Crescent Class A common stock, $0.0001 par value, 1,000,000,000 shares authorized and 43,099,100 shares issued and outstanding at September 30, 2021 on a pro forma basis	4
Crescent Class B common stock, $0.0001 par value, 500,000,000 shares authorized and 127,536,463 shares issued and outstanding at September 30, 2021 on a pro forma basis	13
Crescent preferred stock, $0.0001 par value, 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding at September 30, 2021 on a pro forma basis	—
Additional paid-in capital	638,521
Accumulated deficit	(39,279)
Noncontrolling interests	13,667

Total shareholders’ equity	612,926

TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY	$5,068,527

Crescent Pro Forma Combined Production

	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Average daily net sales volumes:
Oil (MBbls/d)	45	51
Natural gas (MMcf/d)	297	329
NGLs (MBbls/d)	21	21

Total (MBoe/d)	115	127

Reconciliation of Non-GAAP Measures

This release includes financial measures that have not been calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDAX, Annualized Adjusted EBITDAX, Annualized Unhedged Adjusted EBITDAX, Levered Free Cash Flow, Annualized Levered Free Cash Flow and Unhedged Adjusted EBITDAX.

Adjusted EBITDAX, Annualized Adjusted EBITDAX, Annualized Unhedged Adjusted EBITDAX, Levered Free Cash Flow, Annualized Levered Free Cash Flow and Unhedged Adjusted EBITDAX, should be read in conjunction with the information contained in Crescent’s unaudited combined and consolidated financial statements prepared in accordance with GAAP.

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Adjusted EBITDAX Definition

Crescent defines Adjusted EBITDAX as net income (loss) before interest expense, realized (gain) loss on interest rate derivatives, income tax expense, depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment of oil and natural gas properties, equity-based compensation, (gain) loss on sale of assets, other (income) expense and transaction expenses. Management believes Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of the Company’s operating performance when compared against its peers, without regard to financing methods, corporate form or capital structure. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. The Company’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Crescent’s computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Company’s Credit Agreement and the notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

Annualized Adjusted EBITDAX and Annualized Unhedged Adjusted EBITDAX Definition

In certain instances, this release refers to pro forma Annualized Adjusted EBITDAX and pro forma Annualized Unhedged Adjusted EBITDAX. Pro forma Annualized Adjusted EBITDAX and pro forma Annualized Unhedged Adjusted EBITDAX were calculated by multiplying 4/3 by pro forma Adjusted EBITDAX and pro forma Unhedged Adjusted EBITDAX for the nine months ended September 30, 2021, respectively. Pro forma Annualized Adjusted EBITDAX and pro forma Unhedged Adjusted EBITDAX should not be considered as a substitute for a measure of historical or pro forma Adjusted EBITDAX or pro forma Unhedged Adjusted EBITDAX for the twelve-month period ended September 30, 2021, respectively, or as an indicator that pro forma results for such twelve-month period would be equivalent to pro forma Annualized Adjusted EBITDAX or pro forma Unhedged Adjusted EBITDAX, respectively.

Levered Free Cash Flow Definition

Crescent defines Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding noncash deferred financing cost amortization, realized gain (loss) on interest rate derivatives, current income tax provision and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions. Levered Free Cash Flow is not a measure of performance as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP performance measure that is used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Levered Free Cash Flow is a useful performance measure because it allows for an effective evaluation of operating and financial performance and the ability of the Company’s operations to generate cash flow that is available to reduce leverage or distribute to equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual operating performance or investing activities. The Company’s computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Annualized Levered Free Cash Flow Definition

In certain instances, this release refers to pro forma Annualized Levered Free Cash Flow. Pro forma Annualized Levered Free Cash Flow is calculated by multiplying 4/3 by pro forma Levered Free Cash Flow for the nine months ended September 30, 2021. Pro forma Annualized Levered Free Cash Flow should not be considered as a substitute for a measure of historical or pro forma Levered Free Cash Flow for the twelve-month period ended September 30, 2021, respectively, or as an indicator that pro forma results for such twelve-month period would be equivalent to pro forma Annualized Levered Free Cash Flow.

Pro Forma Combined Adjusted EBITDAX and Free Cash Flow Reconciliation

The following table presents a reconciliation of pro forma Adjusted EBITDAX (non-GAAP) and pro forma Levered Free Cash Flow (non-GAAP) to pro forma net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

(in thousands)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Net loss	$(678,112)	$(799,430)
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	47,270	63,347
Realized loss on interest rate derivatives	7,373	12,435
Income tax benefit	(41,859)	(42,183)
Depreciation, depletion and amortization	300,285	556,644
Exploration expense	1,288	17,032
Non-cash (gain) loss on derivatives	591,535	(17,585)
Impairment of oil and natural gas properties	712	657,925
Noncash equity-based compensation	34,416	59,114
(Gain) loss on sale of assets	(9,879)	(3,849)
Other income	(3,655)	(1,769)
Transaction expenses[6]	19,042	52,452
Early settlement of derivative contracts[7]	198,688	—

Adjusted EBITDAX (non-GAAP)	$467,104	$554,133

Less adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding noncash amortization	(37,919)	(52,575)
Realized loss on interest rate derivatives	(7,373)	(12,435)
Current income tax benefit (provision)	305	(782)
Total development of oil and gas properties	(136,154)	(201,977)

Levered Free Cash Flow (non-GAAP)	$285,963	$286,364

[6]

Transaction expenses primarily relate to legal, consulting and other fees incurred for certain acquisitions and restructuring transactions in 2020 and 2021, as well as the termination of a midstream contract at the Eagle Ford business in 2020.

[7]

Represents the settlement in June 2021 of certain outstanding derivative oil commodity contracts for open positions associated with calendar years 2022 and 2023. Subsequent to the settlement, the Company entered into new commodity derivative contracts at prevailing market prices.

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com

Unhedged Adjusted EBITDAX Definition and Reconciliation

Crescent defines Unhedged Adjusted EBITDAX as Adjusted EBITDAX plus realized (gain) loss on commodity derivatives. Management believes Unhedged Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of the Company’s operating performance when compared against its peers, without regard to commodity derivatives, which can vary substantially within its industry depending upon peers hedging strategies and when hedges were entered into. Unhedged Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Unhedged Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s realized derivate loss or gain, cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Unhedged Adjusted EBITDAX. The Company’s presentation of Unhedged Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Crescent’s computations of Unhedged Adjusted EBITDAX may not be identical to other similarly titled measures of other companies.

The following table presents a reconciliation of pro forma Unhedged Adjusted EBITDAX (non-GAAP) to pro forma Adjusted EBITDAX (non-GAAP). In the table above, pro forma Adjusted EBITDAX (non-GAAP) is reconciled to pro forma net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

(in thousands)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Adjusted EBITDAX (non-GAAP)	$467,104	$554,133
Plus realized (gain) loss on commodity derivatives	206,984	(233,755)

Unhedged Adjusted EBITDAX (non-GAAP)	$674,088	$320,378

Company Contact

For additional information, please reach out to IR@crescentenergyco.com

Crescent Energy Company 600 Travis, Suite 7200, Houston, Texas 77002 Telephone: +1 (713) 332-7001 IR@crescentenergyco.com	crescentenergyco.com